December 2024 Pricing Supplement dated December 30, 2024 Registration Statement No. 333-275898 Filed Pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

PLUS Based on the Performance of a Basket of Eight Equity Securities due April 2, 2026

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Unlike conventional debt securities, the Performance Leveraged Upside SecuritiesSM (the “PLUS”) do not pay interest and do not guarantee any return of principal at maturity. At maturity, if the final basket value is greater than the initial basket value, investors will receive the stated principal amount of their investment plus a return reflecting the leveraged upside performance of the basket, subject to the maximum payment at maturity. However, if the final basket value is less than the initial basket value, investors will lose 1% of the stated principal amount for every 1% that the final basket value is less than the initial basket value. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero. The PLUS are for investors who seek a return based on the performance of an equally weighted basket of the eight equity securities specified below and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature, which applies to a limited range of positive performance of the basket. Investors may lose their entire investment in the PLUS. The PLUS are senior unsecured debt securities issued as part of Royal Bank of Canada’s Senior Global Medium-Term Notes, Series J program. All payments on the PLUS are subject to the credit risk of Royal Bank of Canada.

FINAL TERMS
Issuer:	Royal Bank of Canada
Basket:	The basket is composed of eight equity securities (each, a “basket underlier”) weighted as set forth in the table below.
	Basket underlier	Bloomberg symbol	Basket weighting	Initial basket underlier value*
	ASML Holding NV ordinary shares (the “ASML underlier”)	ASML UW	12.50%	$696.15
	Berkshire Hathaway Inc. Class B common stock (the “BRK/B underlier”)	BRK/B UN	12.50%	$452.16
	Citigroup Inc. common stock (the “C underlier”)	C UN	12.50%	$70.39
	Everest Group, Ltd. common shares (the “EG underlier”)	EG UN	12.50%	$359.68
	Alphabet Inc. Class C capital stock (the “GOOG underlier”)	GOOG UW	12.50%	$192.69
	Moderna, Inc. common stock (the “MRNA underlier”)	MRNA UW	12.50%	$39.38
	Schlumberger N.V. (Schlumberger Limited) common stock (the “SLB underlier”)	SLB UN	12.50%	$37.81
	Uber Technologies, Inc. common stock (the “UBER underlier”)	UBER UN	12.50%	$60.77
	* With respect to each basket underlier, the closing value of that basket underlier on the pricing date

Aggregate principal amount:	$4,243,000
Stated principal amount:	$1,000 per PLUS
Pricing date:	December 30, 2024
Original issue date:	January 3, 2025
Valuation date:*	March 30, 2026
Maturity date:*	April 2, 2026
Payment at maturity:

You will receive on the maturity date a cash payment per PLUS determined as follows:

•      If the final basket value is greater than the initial basket value:

the lesser of (a) $1,000 + ($1,000 × leverage factor × basket return) and (b) maximum payment at maturity

•      If the final basket value is less than or equal to the initial basket value:

$1,000 + ($1,000 × basket return)

Under these circumstances, the payment at maturity will be less than or equal to the stated principal amount. You will lose some or all of the principal amount if the final basket value is less than the initial basket value.

Maximum payment at maturity:	$1,231.00 per PLUS (123.10% of the stated principal amount)
Leverage factor:	300%
Basket return:	(final basket value – initial basket value) / initial basket value
	(terms continued on the next page)
Commissions and issue price:	Price to public	Agent’s commissions	Proceeds to issuer
Per PLUS	$1,000.00	$17.50(1) $5.00(2)	$977.50
Total	$4,243,000	$95,467.50	$4,147,532.50

(1) RBCCM, acting as agent for Royal Bank of Canada, will receive a fee of $22.50 per PLUS and will pay to Morgan Stanley Wealth Management (“MSWM”) a fixed sales commission of $17.50 for each PLUS. See “Supplemental Plan of Distribution (Conflicts of Interest)” below.

(2) Of the amount received by RBCCM, acting as agent for Royal Bank of Canada, RBCCM will pay MSWM a structuring fee of $5.00 for each PLUS.

* Subject to postponement. See “General Terms of the Notes—Postponement of a Determination Date” and “General Terms of the Notes—Postponement of a Payment Date” in the accompanying product supplement.

The initial estimated value of the PLUS determined by us as of the pricing date, which we refer to as the initial estimated value, is $974.67 per PLUS and is less than the public offering price of the PLUS. The market value of the PLUS at any time will reflect many factors, cannot be predicted with accuracy and may be less than this amount. We describe the determination of the initial estimated value in more detail below.

An investment in the PLUS involves certain risks. See “Risk Factors” beginning on page 7 of this document and “Risk Factors” in the accompanying prospectus, prospectus supplement and product supplement.

You should read this document together with the documents listed below, each of which can be accessed via the hyperlinks below, before you decide to invest. Please also see “Additional Information about the PLUS” in this document.

Prospectus dated December 20, 2023	Prospectus Supplement dated December 20, 2023	Product Supplement No. 1A dated May 16, 2024

None of the Securities and Exchange Commission (the “SEC”), any state securities commission or any other regulatory body has approved or disapproved of the PLUS or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense. The PLUS will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality. The PLUS are not bail-inable notes and are not subject to conversion into our common shares under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act.

PLUS Based on the Performance of a Basket of Eight Equity Securities due April 2, 2026

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	100 × [1 + (sum of, for each basket underlier, its basket underlier return times its basket weighting)]
Basket underlier return:	With respect to each basket underlier, (final basket underlier value – initial basket underlier value) / initial basket underlier value
Final basket underlier value:	With respect to each basket underlier, the closing value of that basket underlier on the valuation date
CUSIP / ISIN:	78017KGW6 / US78017KGW62
Listing:	The PLUS will not be listed on any securities exchange.
Agent:	RBC Capital Markets, LLC (“RBCCM”)

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PLUS Based on the Performance of a Basket of Eight Equity Securities due April 2, 2026

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The PLUS Based on the Performance of a Basket of Eight Equity Securities due April 2, 2026 (the “PLUS”) can be used:

▪	As an alternative to direct exposure to the basket that enhances returns for a certain range of positive performance of the basket, subject to the maximum payment at maturity

▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario

▪	To achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor

If the final basket value is less than the initial basket value, the PLUS are exposed on a 1:1 basis to the negative performance of the basket.

Maturity:	Approximately 15 months
Leverage factor:	300%
Maximum payment at maturity:	$1,231.00 per PLUS (123.10% of the stated principal amount)
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the PLUS.
Interest:	None

Key Investment Rationale

Investors may lose their entire investment. The PLUS are for investors who seek a return based on the performance of an equally weighted basket of eight equity securities and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature, which applies to a limited range of positive performance of the basket. Investors may lose their entire investment in the PLUS.

Leveraged Performance	The PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance of the basket relative to a direct investment in the basket.
Upside Scenario	The final basket value is greater than the initial basket value. In this case, at maturity, we will pay the stated principal amount of $1,000 plus a return equal to 300% of the basket return, subject to the maximum payment at maturity of $1,231.00 per PLUS (123.10% of the stated principal amount).
Par Scenario	The final basket value is equal to the initial basket value. In this case, at maturity, we will pay the stated principal amount of $1,000 per PLUS.
Downside Scenario	The final basket value is less than the initial basket value. In this case, at maturity, we will pay less than the stated principal amount and the percentage loss of the stated principal amount will be equal to the percentage decrease from the initial basket value to the final basket value. There is no minimum payment at maturity.
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PLUS Based on the Performance of a Basket of Eight Equity Securities due April 2, 2026

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information

You should read this document together with the prospectus dated December 20, 2023, as supplemented by the prospectus supplement dated December 20, 2023, relating to our Senior Global Medium-Term Notes, Series J, of which the PLUS are a part, and the product supplement no. 1A dated May 16, 2024. This document, together with these documents, contains the terms of the PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this document and the documents listed below. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. These documents are an offer to sell only the PLUS offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in each such document is current only as of its date.

If the information in this document differs from the information contained in the documents listed below, you should rely on the information in this document.

You should carefully consider, among other things, the matters set forth in “Risk Factors” in this document and the documents listed below, as the PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated December 20, 2023:

https://www.sec.gov/Archives/edgar/data/1000275/000119312523299520/d645671d424b3.htm

•	Prospectus Supplement dated December 20, 2023:

https://www.sec.gov/Archives/edgar/data/1000275/000119312523299523/d638227d424b3.htm

•	Product Supplement No. 1A dated May 16, 2024:

https://www.sec.gov/Archives/edgar/data/1000275/000095010324006777/dp211286_424b2-ps1a.htm

Our Central Index Key, or CIK, on the SEC website is 1000275. As used in this document, “Royal Bank of Canada,” the “Bank,” “we,” “our” and “us” mean only Royal Bank of Canada.

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS based on the following terms:

Stated principal amount:	$1,000 per PLUS
Leverage factor:	300%
Maximum payment at maturity:	$1,231.00 per PLUS (123.10% of the stated principal amount)
Minimum payment at maturity:	None

PLUS Payoff Diagram

■ The PLUS ■ The Basket

Scenario Analysis

▪	Upside Scenario. If the final basket value is greater than the initial basket value, then at maturity investors would receive the $1,000 stated principal amount plus a return reflecting 300% of the appreciation of the basket from the initial basket value to the final basket value, subject to the maximum payment at maturity. Under the terms of the PLUS, investors would realize the maximum payment at maturity at a final basket value of 107.70% of the initial basket value.

▪	If the basket appreciates 3%, at maturity investors would receive a return of 9%, or $1,090.00 per PLUS, or 109.00% of the stated principal amount.

▪	If the basket appreciates 50%, at maturity investors would receive only the maximum payment at maturity of $1,231.00 per PLUS, or 123.10% of the stated principal amount.

▪	Par Scenario. If the final basket value is equal to the initial basket value, at maturity investors would receive the stated principal amount of $1,000 per PLUS.

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	Downside Scenario. If the final basket value is less than the initial basket value, at maturity investors would receive an amount that is less than the $1,000 stated principal amount and that reflects a 1% loss of principal for each 1% decline in the basket. Investors may lose their entire initial investment in the PLUS.

▪	If the basket depreciates 50%, at maturity investors would lose 50% of their principal and receive only $500.00 per PLUS, or 50% of the stated principal amount.

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PLUS Based on the Performance of a Basket of Eight Equity Securities due April 2, 2026

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

An investment in the PLUS involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the PLUS. Some of the risks that apply to an investment in the PLUS are summarized below, but we urge you to read also the “Risk Factors” sections of the accompanying prospectus, prospectus supplement and product supplement. You should not purchase the PLUS unless you understand and can bear the risks of investing in the PLUS.

Risks Relating to the Terms and Structure of the PLUS

▪	The PLUS do not pay interest or guarantee return of principal. The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest or guarantee payment of the stated principal amount at maturity. Instead, if the final basket value is less than the initial basket value, the payment at maturity will be an amount in cash that is less than the $1,000 stated principal amount of each PLUS by a percentage equal to the percentage decrease from the initial basket value to the final basket value. There is no minimum payment at maturity on the PLUS, and, accordingly, you could lose your entire initial investment in the PLUS.

▪	The appreciation potential of the PLUS is limited by the maximum payment at maturity. The appreciation potential of the PLUS is limited by the maximum payment at maturity of $1,231.00 per PLUS, or 123.10% of the stated principal amount. Although the leverage factor provides 300% exposure to any increase in the final basket value as compared to the initial basket value, because the payment at maturity will be limited to 123.10% of the stated principal amount, any increase in the final basket value over the initial basket value by more than 7.70% will not further increase the return on the PLUS.

▪	Your return on the PLUS may be lower than the return on a conventional debt security of comparable maturity. The return that you will receive on the PLUS, which could be negative, may be less than the return you could earn on other investments. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money, such as inflation.

▪	Payments on the PLUS are subject to our credit risk, and market perceptions about our creditworthiness may adversely affect the market value of the PLUS. The PLUS are our senior unsecured debt securities, and your receipt of any amounts due on the PLUS is dependent upon our ability to pay our obligations as they come due. If we were to default on our payment obligations, you may not receive any amounts owed to you under the PLUS and you could lose your entire investment. In addition, any negative changes in market perceptions about our creditworthiness may adversely affect the market value of the PLUS.

▪	Changes in the value of one basket underlier may be offset by changes in the values of the other basket underliers. A change in the value of one basket underlier may not correlate with changes in the values of the other basket underliers. The value of one basket underlier may increase, while the values of the other basket underliers may not increase as much, or may even decrease. Therefore, in determining the value of the basket as of any time, increases in the value of one basket underlier may be moderated, or wholly offset, by lesser increases or decreases in the values of the other basket underliers.

▪	Any payment on the PLUS will be determined based on the closing values of the basket underliers on the dates specified. Any payment on the PLUS will be determined based on the closing values of the basket underliers on the dates specified. You will not benefit from any more favorable values of the basket underliers determined at any other time.

▪	The U.S. federal income tax consequences of an investment in the PLUS are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the PLUS, and significant aspects of the tax treatment of the PLUS are uncertain. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Income Tax Considerations” in the accompanying product supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the PLUS.

Risks Relating to the Initial Estimated Value of the PLUS and the Secondary Market for the PLUS

▪	There may not be an active trading market for the PLUS; sales in the secondary market may result in significant losses. There may be little or no secondary market for the PLUS. The PLUS will not be listed on any securities exchange. RBCCM and our other affiliates may make a market for the PLUS; however, they are not

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Principal at Risk Securities

required to do so and, if they choose to do so, may stop any market-making activities at any time. Because other dealers are not likely to make a secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which RBCCM or any of our other affiliates is willing to buy the PLUS. Even if a secondary market for the PLUS develops, it may not provide enough liquidity to allow you to easily trade or sell the PLUS. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your PLUS in any secondary market could be substantial. If you sell your PLUS before maturity, you may have to do so at a substantial discount from the price that you paid for them, and as a result, you may suffer significant losses. The PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your PLUS to maturity.

▪	The initial estimated value of the PLUS is less than the public offering price. The initial estimated value of the PLUS is less than the public offering price of the PLUS and does not represent a minimum price at which we, RBCCM or any of our other affiliates would be willing to purchase the PLUS in any secondary market (if any exists) at any time. If you attempt to sell the PLUS prior to maturity, their market value may be lower than the price you paid for them and the initial estimated value. This is due to, among other things, changes in the values of the basket underliers, the internal funding rate we pay to issue securities of this kind (which is lower than the rate at which we borrow funds by issuing conventional fixed rate debt) and the inclusion in the public offering price of the agent’s commissions, our estimated profit and the estimated costs relating to our hedging of the PLUS. These factors, together with various credit, market and economic factors over the term of the PLUS, are expected to reduce the price at which you may be able to sell the PLUS in any secondary market and will affect the value of the PLUS in complex and unpredictable ways. Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your PLUS prior to maturity may be less than your original purchase price, as any such sale price would not be expected to include the agent’s commissions, our estimated profit or the hedging costs relating to the PLUS. In addition, any price at which you may sell the PLUS is likely to reflect customary bid-ask spreads for similar trades. In addition to bid-ask spreads, the value of the PLUS determined for any secondary market price is expected to be based on a secondary market rate rather than the internal funding rate used to price the PLUS and determine the initial estimated value. As a result, the secondary market price will be less than if the internal funding rate were used.

▪	The initial estimated value of the PLUS is only an estimate, calculated as of the pricing date. The initial estimated value of the PLUS is based on the value of our obligation to make the payments on the PLUS, together with the mid-market value of the derivative embedded in the terms of the PLUS. See “Structuring the PLUS” below. Our estimate is based on a variety of assumptions, including our internal funding rate (which represents a discount from our credit spreads), expectations as to dividends, interest rates and volatility and the expected term of the PLUS. These assumptions are based on certain forecasts about future events, which may prove to be incorrect. Other entities may value the PLUS or similar securities at a price that is significantly different than we do.

The value of the PLUS at any time after the pricing date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy. As a result, the actual value you would receive if you sold the PLUS in any secondary market, if any, should be expected to differ materially from the initial estimated value of the PLUS.

Risks Relating to Conflicts of Interest and Our Trading Activities

▪	Hedging and trading activity by us and our affiliates could potentially adversely affect the value of the PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the PLUS (and possibly to other instruments linked to the basket or the securities it represents), including trading in those securities as well as in other related instruments. Some of our affiliates also may conduct trading activities relating to the basket on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial basket underlier values and, therefore, could increase the values at or above which the basket underliers must close on the valuation date so that investors do not suffer a loss on their initial investment in the PLUS. Additionally, such hedging or trading activities during the term of the PLUS, including on the valuation date, could adversely affect the closing values of the basket underliers on the valuation date and, accordingly, the amount of cash an investor will receive at maturity, if any.

▪	Our and our affiliates’ business and trading activities may create conflicts of interest. You should make your own independent investigation of the merits of investing in the PLUS. Our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the PLUS due to our and our affiliates’ business and trading activities, and we and our affiliates have no obligation to consider your interests in taking any actions that might affect

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Principal at Risk Securities

the value of the PLUS. Trading by us and our affiliates may adversely affect the values of the basket underliers and the market value of the PLUS. See “Risk Factors—Risks Relating to Conflicts of Interest” in the accompanying product supplement.

▪	RBCCM’s role as calculation agent may create conflicts of interest. As calculation agent, our affiliate, RBCCM, will determine any values of the basket underliers and make any other determinations necessary to calculate any payments on the PLUS. In making these determinations, the calculation agent may be required to make discretionary judgments, including those described under “— Risks Relating to the Basket Underliers” below. In making these discretionary judgments, the economic interests of the calculation agent are potentially adverse to your interests as an investor in the PLUS, and any of these determinations may adversely affect any payments on the PLUS. The calculation agent will have no obligation to consider your interests as an investor in the PLUS in making any determinations with respect to the PLUS.

Risks Relating to the Basket Underliers

▪	You will not have any rights to any basket underlier. As an investor in the PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any basket underlier.

▪	The PLUS are subject to risks relating to non-U.S. securities with respect to the ASML underlier, the EG underlier and the SLB underlier. Because the issuer of the ASML underlier is incorporated in The Netherlands, the issuer of the EG underlier is incorporated in Bermuda and the issuer of the SLB underlier is incorporated in Curaçao and has principal executive offices located in France, The Netherlands, the United Kingdom and the United States, an investment in the PLUS involves risks associated with those countries. The prices of securities of non-U.S. companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

▪	We may accelerate the PLUS if a change-in-law event occurs. Upon the occurrence of legal or regulatory changes that may, among other things, prohibit or otherwise materially restrict persons from holding the PLUS or a basket underlier, or engaging in transactions in them, the calculation agent may determine that a change-in-law-event has occurred and accelerate the maturity date for a payment determined by the calculation agent in its sole discretion. Any amount payable upon acceleration could be significantly less than any amount that would be due on the PLUS if they were not accelerated. However, if the calculation agent elects not to accelerate the PLUS, the value of, and any amount payable on, the PLUS could be adversely affected, perhaps significantly, by the occurrence of such legal or regulatory changes. See “General Terms of Notes—Change-in-Law Events” in the accompanying product supplement.

▪	Any payment on the PLUS may be postponed and adversely affected by the occurrence of a market disruption event. The timing and amount of any payment on the PLUS is subject to adjustment upon the occurrence of a market disruption event affecting a basket underlier. If a market disruption event persists for a sustained period, the calculation agent may make a discretionary determination of the closing value of any affected basket underlier. See “General Terms of the Notes—Reference Stocks and Funds—Market Disruption Events,” “General Terms of the Notes—Postponement of a Determination Date” and “General Terms of the Notes—Postponement of a Payment Date” in the accompanying product supplement.

▪	Anti-dilution protection is limited, and the calculation agent has discretion to make anti-dilution adjustments. The calculation agent may in its sole discretion make adjustments affecting any amounts payable on the PLUS upon the occurrence of certain corporate events (such as stock splits or extraordinary or special dividends) that the calculation agent determines have a diluting or concentrative effect on the theoretical values of a basket underlier. However, the calculation agent might not make adjustments in response to all such events that could affect a basket underlier. The occurrence of any such event and any adjustment made by the calculation agent (or a determination by the calculation agent not to make any adjustment) may adversely affect the market price of, and any amounts payable on, the PLUS. See “General Terms of the Notes—Reference Stocks and Funds—Anti-dilution Adjustments” in the accompanying product supplement.

▪	Reorganization or other events could adversely affect the value of the PLUS or result in the PLUS being accelerated. Upon the occurrence of certain reorganization or other events affecting a basket underlier, the calculation agent may make adjustments that result in payments on the PLUS being based on the performance of (i) cash, securities of another issuer and/or other property distributed to holders of that basket underlier upon the occurrence of that event or (ii) in the case of a reorganization event in which only cash is distributed to holders of that

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basket underlier, a substitute security, if the calculation agent elects to select one. Any of these actions could adversely affect the value of the affected basket underlier and, consequently, the value of the PLUS. Alternatively, the calculation agent may accelerate the maturity date for a payment determined by the calculation agent. Any amount payable upon acceleration could be significantly less than any amount that would be due on the PLUS if they were not accelerated. However, if the calculation agent elects not to accelerate the PLUS, the value of, and any amount payable on, the PLUS could be adversely affected, perhaps significantly. See “General Terms of the Notes—Reference Stocks and Funds—Anti-dilution Adjustments—Reorganization Events” in the accompanying product supplement.

▪	Governmental regulatory actions, such as sanctions, could adversely affect your investment in the PLUS. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the PLUS or any basket underlier, or engaging in transactions in them, and any such action could adversely affect the value of the affected basket underlier. These regulatory actions could result in restrictions on the PLUS and could result in the loss of a significant portion of your initial investment in the PLUS, including if you are forced to divest the PLUS due to the government mandates, especially if such divestment must be made at a time when the value of the PLUS has declined.

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Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Information about the Basket

The following graph  is calculated to show the performance of the basket during the period from May 10, 2019 through December 30, 2024, assuming that, on May 10, 2019, the basket underliers were weighted as set forth on the front cover of this document and the initial basket value was set equal to 100. The UBER underlier commenced trading on May 10, 2019 and therefore the basket has limited historical performance. We obtained the information in the table and graph below from Bloomberg Financial Services (“Bloomberg”), without independent verification. You should not take the hypothetical historical performance of the basket as an indication of its future performance, and no assurance can be given as to the value of the basket on the valuation date.

Hypothetical Historical Basket Performance May 10, 2019 to December 30, 2024

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Information about the Basket Underliers

The basket underliers are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by the issuer of each basket underlier can be located on a website maintained by the SEC at https://www.sec.gov by reference to that issuer’s SEC file number provided below. Information from outside sources is not incorporated by reference in, and should not be considered part of, this document. We have not independently verified the accuracy or completeness of the information contained in outside sources.

ASML Holding NV

According to publicly available information, ASML Holding NV, a Dutch company, provides chipmakers with hardware, software and services to mass produce patterns on silicon through lithography.

The issuer of the ASML underlier’s SEC file number is 001-33463. The ASML underlier is listed on The Nasdaq Stock Market under the ticker symbol “ASML.”

The table below sets forth the published high and low closing values of the ASML underlier for each quarter in the period from January 2, 2019 through December 30, 2024. The graph below sets forth the daily closing values of the ASML underlier for that period. We obtained the information in the table and graph below from Bloomberg, without independent verification. You should not take the historical performance of the ASML underlier as an indication of its future performance, and no assurance can be given as to the value of the ASML underlier on the valuation date.

Information as of market close on December 30, 2024:

Bloomberg Ticker Symbol:	ASML UW	52 Weeks Ago:	$716.92
Current Basket Underlier Value:	$696.15	52 Week High:	$1,098.95
Exchange:	Nasdaq	52 Week Low:	$658.43

Ordinary Shares of ASML Holding NV	High($)	Low($)
2019
First Quarter	194.36	147.68
Second Quarter	208.82	186.98
Third Quarter	249.79	205.00
Fourth Quarter	296.67	240.29
2020
First Quarter	317.44	196.99
Second Quarter	368.03	244.61
Third Quarter	398.49	347.35
Fourth Quarter	489.91	361.21
2021
First Quarter	625.67	490.22
Second Quarter	709.33	601.88
Third Quarter	889.33	673.69
Fourth Quarter	879.12	712.94
2022
First Quarter	797.49	573.04
Second Quarter	680.83	468.15
Third Quarter	588.46	415.35
Fourth Quarter	628.27	379.13
2023

December 2024	Page 12

PLUS Based on the Performance of a Basket of Eight Equity Securities due April 2, 2026

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

First Quarter	696.55	549.57
Second Quarter	740.21	605.76
Third Quarter	757.03	572.71
Fourth Quarter	764.03	570.60
2024
First Quarter	1,047.39	700.29
Second Quarter	1,068.86	852.84
Third Quarter	1,098.95	749.82
Fourth Quarter (through December 30, 2024)	872.27	658.43

Ordinary Shares of ASML Holding NV – Historical Closing Values January 2, 2019 to December 30, 2024

December 2024	Page 13

PLUS Based on the Performance of a Basket of Eight Equity Securities due April 2, 2026

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Berkshire Hathaway Inc.

According to publicly available information, Berkshire Hathaway Inc. is a holding company owning subsidiaries primarily engaged in insurance businesses, a freight rail transportation business and a group of utility and energy generation and distribution businesses.

The issuer of the BRK/B underlier’s SEC file number is 001-14905. The BRK/B underlier is listed on the New York Stock Exchange under the ticker symbol “BRK/B.”

The table below sets forth the published high and low closing values of the BRK/B underlier for each quarter in the period from January 2, 2019 through December 30, 2024. The graph below sets forth the daily closing values of the BRK/B underlier for that period. We obtained the information in the table and graph below from Bloomberg, without independent verification. You should not take the historical performance of the BRK/B underlier as an indication of its future performance, and no assurance can be given as to the value of the BRK/B underlier on the valuation date.

Information as of market close on December 30, 2024:

Bloomberg Ticker Symbol:	BRK/B UN	52 Weeks Ago:	$362.46
Current Basket Underlier Value:	$452.16	52 Week High:	$483.08
Exchange:	NYSE	52 Week Low:	$359.29

Class B Common Stock of Berkshire Hathaway Inc.	High($)	Low($)
2019
First Quarter	209.19	191.66
Second Quarter	218.60	197.42
Third Quarter	215.25	195.81
Fourth Quarter	227.05	203.10
2020
First Quarter	230.20	162.13
Second Quarter	201.56	169.25
Third Quarter	221.68	177.99
Fourth Quarter	233.92	200.70
2021
First Quarter	263.99	227.36
Second Quarter	292.52	258.20
Third Quarter	291.28	272.66
Fourth Quarter	300.17	273.64
2022
First Quarter	359.57	300.79
Second Quarter	353.10	267.52
Third Quarter	306.65	264.32
Fourth Quarter	318.60	264.00
2023
First Quarter	320.37	293.51
Second Quarter	341.00	309.07
Third Quarter	370.48	340.90
Fourth Quarter	362.68	331.71
2024

December 2024	Page 14

PLUS Based on the Performance of a Basket of Eight Equity Securities due April 2, 2026

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

First Quarter	420.52	359.29
Second Quarter	420.24	396.73
Third Quarter	478.57	405.19
Fourth Quarter (through December 30, 2024)	483.08	442.29

Class B Common Stock of Berkshire Hathaway Inc. – Historical Closing Values January 2, 2019 to December 30, 2024

December 2024	Page 15

PLUS Based on the Performance of a Basket of Eight Equity Securities due April 2, 2026

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Citigroup Inc.

According to publicly available information, Citigroup Inc. provides consumers, corporations, governments and institutions with a range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, trade and securities services and wealth management.

The issuer of the C underlier’s SEC file number is 001-09924. The C underlier is listed on the New York Stock Exchange under the ticker symbol “C.”

The table below sets forth the published high and low closing values of the C underlier for each quarter in the period from January 2, 2019 through December 30, 2024. The graph below sets forth the daily closing values of the C underlier for that period. We obtained the information in the table and graph below from Bloomberg, without independent verification. You should not take the historical performance of the C underlier as an indication of its future performance, and no assurance can be given as to the value of the C underlier on the valuation date.

Information as of market close on December 30, 2024:

Bloomberg Ticker Symbol:	C UN	52 Weeks Ago:	$53.04
Current Basket Underlier Value:	$70.39	52 Week High:	$72.50
Exchange:	NYSE	52 Week Low:	$51.11

Common Stock of Citigroup Inc.	High($)	Low($)
2019
First Quarter	65.93	52.56
Second Quarter	71.03	62.15
Third Quarter	73.01	61.32
Fourth Quarter	79.89	66.26
2020
First Quarter	81.91	35.39
Second Quarter	61.24	37.49
Third Quarter	53.76	41.85
Fourth Quarter	61.66	41.13
2021
First Quarter	75.18	57.99
Second Quarter	79.86	67.61
Third Quarter	74.30	65.08
Fourth Quarter	72.53	58.28
2022
First Quarter	67.84	53.40
Second Quarter	54.09	45.69
Third Quarter	54.38	41.67
Fourth Quarter	50.19	40.45
2023
First Quarter	52.35	43.11
Second Quarter	50.40	44.23
Third Quarter	47.88	40.22
Fourth Quarter	51.52	38.24
2024

December 2024	Page 16

PLUS Based on the Performance of a Basket of Eight Equity Securities due April 2, 2026

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

First Quarter	63.24	51.11
Second Quarter	64.74	57.02
Third Quarter	67.61	56.11
Fourth Quarter (through December 30, 2024)	72.50	61.31

Common Stock of Citigroup Inc. – Historical Closing Values January 2, 2019 to December 30, 2024

December 2024	Page 17

PLUS Based on the Performance of a Basket of Eight Equity Securities due April 2, 2026

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Everest Group, Ltd.

According to publicly available information, Everest Group, Ltd., a Bermuda company, is a financial services institution that focuses on reinsurance and insurance businesses.

The issuer of the EG underlier’s SEC file number is 001-15731. The EG underlier is listed on the New York Stock Exchange under the ticker symbol “EG.”

The table below sets forth the published high and low closing values of the EG underlier for each quarter in the period from January 2, 2019 through December 30, 2024. The graph below sets forth the daily closing values of the EG underlier for that period. We obtained the information in the table and graph below from Bloomberg, without independent verification. You should not take the historical performance of the EG underlier as an indication of its future performance, and no assurance can be given as to the value of the EG underlier on the valuation date.

Information as of market close on December 30, 2024:

Bloomberg Ticker Symbol:	EG UN	52 Weeks Ago:	$361.65
Current Basket Underlier Value:	$359.68	52 Week High:	$407.04
Exchange:	NYSE	52 Week Low:	$347.75

Common Shares of Everest Group, Ltd.	High($)	Low($)
2019
First Quarter	226.11	208.80
Second Quarter	253.31	214.69
Third Quarter	266.76	235.88
Fourth Quarter	279.01	247.02
2020
First Quarter	291.78	171.96
Second Quarter	231.07	161.72
Third Quarter	232.19	197.10
Fourth Quarter	241.54	196.20
2021
First Quarter	255.97	211.08
Second Quarter	276.95	236.21
Third Quarter	273.68	236.68
Fourth Quarter	286.62	250.41
2022
First Quarter	304.72	267.35
Second Quarter	307.10	265.00
Third Quarter	285.67	245.79
Fourth Quarter	337.94	260.84
2023
First Quarter	390.84	333.38
Second Quarter	387.10	332.87
Third Quarter	392.47	339.63
Fourth Quarter	414.59	350.69
2024
First Quarter	397.50	353.76

December 2024	Page 18

PLUS Based on the Performance of a Basket of Eight Equity Securities due April 2, 2026

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Second Quarter	399.53	357.14
Third Quarter	400.00	356.30
Fourth Quarter (through December 30, 2024)	407.04	347.75

Common Shares of Everest Group, Ltd. – Historical Closing Values January 2, 2019 to December 30, 2024

December 2024	Page 19

PLUS Based on the Performance of a Basket of Eight Equity Securities due April 2, 2026

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Alphabet Inc.

According to publicly available information, Alphabet Inc. is a collection of businesses, the largest of which is Google, which (i) offers products and platforms through which it generates revenues primarily by delivering both performance advertising and brand advertising and (ii) provides cloud services to businesses.

The issuer of the GOOG underlier’s SEC file number is 001-37580. The GOOG underlier is listed on The Nasdaq Stock Market under the ticker symbol “GOOG.”

The table below sets forth the published high and low closing values of the GOOG underlier for each quarter in the period from January 2, 2019 through December 30, 2024. The graph below sets forth the daily closing values of the GOOG underlier for that period. We obtained the information in the table and graph below from Bloomberg, without independent verification. You should not take the historical performance of the GOOG underlier as an indication of its future performance, and no assurance can be given as to the value of the GOOG underlier on the valuation date.

Information as of market close on December 30, 2024:

Bloomberg Ticker Symbol:	GOOG UW	52 Weeks Ago:	$139.56
Current Basket Underlier Value:	$192.69	52 Week High:	$198.16
Exchange:	Nasdaq	52 Week Low:	$132.56

Class C Capital Stock of Alphabet Inc.	High($)	Low($)
2019
First Quarter	61.58	50.80
Second Quarter	64.38	51.81
Third Quarter	62.52	54.90
Fourth Quarter	68.06	58.83
2020
First Quarter	76.33	52.83
Second Quarter	73.29	54.89
Third Quarter	86.41	70.76
Fourth Quarter	91.40	72.67
2021
First Quarter	106.42	86.41
Second Quarter	127.28	106.89
Third Quarter	145.84	126.37
Fourth Quarter	150.71	133.76
2022
First Quarter	148.04	126.47
Second Quarter	143.64	105.84
Third Quarter	122.88	96.15
Fourth Quarter	104.93	83.49
2023
First Quarter	108.80	86.77
Second Quarter	127.91	104.45
Third Quarter	138.99	116.87
Fourth Quarter	142.82	123.40
2024

December 2024	Page 20

PLUS Based on the Performance of a Basket of Eight Equity Securities due April 2, 2026

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

First Quarter	154.84	132.56
Second Quarter	186.86	151.94
Third Quarter	192.66	149.54
Fourth Quarter (through December 30, 2024)	198.16	163.06

Class C Capital Stock of Alphabet Inc. – Historical Closing Values January 2, 2019 to December 30, 2024

December 2024	Page 21

PLUS Based on the Performance of a Basket of Eight Equity Securities due April 2, 2026

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Moderna, Inc.

According to publicly available information, Moderna, Inc. is a biotechnology company developing messenger RNA therapeutics and vaccines for infectious diseases, immuno-oncology, rare diseases and autoimmune diseases.

The issuer of the MRNA underlier’s SEC file number is 001-38753. The MRNA underlier is listed on The Nasdaq Stock Market under the ticker symbol “MRNA.”

The table below sets forth the published high and low closing values of the MRNA underlier for each quarter in the period from January 2, 2019 through December 30, 2024. The graph below sets forth the daily closing values of the MRNA underlier for that period. We obtained the information in the table and graph below from Bloomberg, without independent verification. You should not take the historical performance of the MRNA underlier as an indication of its future performance, and no assurance can be given as to the value of the MRNA underlier on the valuation date.

Information as of market close on December 30, 2024:

Bloomberg Ticker Symbol:	MRNA UW	52 Weeks Ago:	$112.50
Current Basket Underlier Value:	$39.38	52 Week High:	$166.61
Exchange:	Nasdaq	52 Week Low:	$36.85

Common Stock of Moderna, Inc.	High($)	Low($)
2019
First Quarter	23.70	14.45
Second Quarter	28.34	13.70
Third Quarter	18.07	12.26
Fourth Quarter	21.28	13.93
2020
First Quarter	31.58	17.78
Second Quarter	80.00	29.67
Third Quarter	94.85	54.34
Fourth Quarter	169.86	65.74
2021
First Quarter	185.98	109.18
Second Quarter	234.98	129.91
Third Quarter	484.47	221.90
Fourth Quarter	368.51	225.82
2022
First Quarter	235.05	126.46
Second Quarter	176.59	117.13
Third Quarter	194.18	118.07
Fourth Quarter	210.04	118.38
2023
First Quarter	197.02	135.66
Second Quarter	160.53	118.50
Third Quarter	126.61	96.41
Fourth Quarter	104.43	69.51
2024
First Quarter	115.44	85.37

December 2024	Page 22

PLUS Based on the Performance of a Basket of Eight Equity Securities due April 2, 2026

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Second Quarter	166.61	101.21
Third Quarter	125.14	63.64
Fourth Quarter (through December 30, 2024)	63.93	36.85

Common Stock of Moderna, Inc. – Historical Closing Values January 2, 2019 to December 30, 2024

December 2024	Page 23

PLUS Based on the Performance of a Basket of Eight Equity Securities due April 2, 2026

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited), a Curaçao company, is an energy technology company that is organized under four divisions: Digital & Integration; Reservoir Performance; Well Construction; and Production Systems.

The issuer of the SLB underlier’s SEC file number is 001-04601. The SLB underlier is listed on the New York Stock Exchange under the ticker symbol “SLB.”

The table below sets forth the published high and low closing values of the SLB underlier for each quarter in the period from January 2, 2019 through December 30, 2024. The graph below sets forth the daily closing values of the SLB underlier for that period. We obtained the information in the table and graph below from Bloomberg, without independent verification. You should not take the historical performance of the SLB underlier as an indication of its future performance, and no assurance can be given as to the value of the SLB underlier on the valuation date.

Information as of market close on December 30, 2024:

Bloomberg Ticker Symbol:	SLB UN	52 Weeks Ago:	$51.98
Current Basket Underlier Value:	$37.81	52 Week High:	$55.22
Exchange:	NYSE	52 Week Low:	$36.83

Common Stock of Schlumberger N.V. (Schlumberger Limited)	High($)	Low($)
2019
First Quarter	45.90	37.20
Second Quarter	47.41	34.69
Third Quarter	40.97	31.25
Fourth Quarter	40.79	30.71
2020
First Quarter	40.82	12.05
Second Quarter	23.65	12.59
Third Quarter	20.36	15.56
Fourth Quarter	23.45	14.18
2021
First Quarter	29.95	21.81
Second Quarter	36.52	25.25
Third Quarter	33.07	26.44
Fourth Quarter	34.74	28.38
2022
First Quarter	45.08	31.72
Second Quarter	49.57	34.98
Third Quarter	40.38	31.33
Fourth Quarter	54.82	38.30
2023
First Quarter	58.46	44.57
Second Quarter	52.63	42.83
Third Quarter	62.10	49.12
Fourth Quarter	60.59	48.46
2024

December 2024	Page 24

PLUS Based on the Performance of a Basket of Eight Equity Securities due April 2, 2026

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

First Quarter	54.90	47.08
Second Quarter	55.22	43.00
Third Quarter	49.67	39.57
Fourth Quarter (through December 30, 2024)	45.59	36.83

Common Stock of Schlumberger N.V. (Schlumberger Limited) – Historical Closing Values January 2, 2019 to December 30, 2024

December 2024	Page 25

PLUS Based on the Performance of a Basket of Eight Equity Securities due April 2, 2026

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Uber Technologies, Inc.

According to publicly available information, Uber Technologies, Inc. operates proprietary technology applications that connect (i) consumers with providers of ride services for ridesharing services, (ii) consumers with restaurants, grocers and other stores with delivery service providers for meal preparation, grocery and other delivery services, (iii) consumers with public transportation networks and (iv) shippers with carriers in the freight industry.

The issuer of the UBER underlier’s SEC file number is 001-38902. The UBER underlier is listed on the New York Stock Exchange under the ticker symbol “UBER.

The table below sets forth the published high and low closing values of the UBER underlier for each quarter in the period from May 10, 2019 through December 30, 2024. The graph below sets forth the daily closing values of the UBER underlier for that period. We obtained the information in the table and graph below from Bloomberg, without independent verification. You should not take the historical performance of the UBER underlier as an indication of its future performance, and no assurance can be given as to the value of the UBER underlier on the valuation date.

Information as of market close on December 30, 2024:

Bloomberg Ticker Symbol:	UBER UN	52 Weeks Ago:	$58.38
Current Basket Underlier Value:	$60.77	52 Week High:	$86.34
Exchange:	NYSE	52 Week Low:	$57.58

Common Stock of Uber Technologies, Inc.	High($)	Low($)
2019
Second Quarter*	46.38	37.10
Third Quarter	44.53	30.29
Fourth Quarter	33.75	25.99
2020
First Quarter	41.27	14.82
Second Quarter	37.21	22.82
Third Quarter	37.95	29.42
Fourth Quarter	54.86	33.41
2021
First Quarter	63.18	48.11
Second Quarter	60.74	43.81
Third Quarter	51.71	38.48
Fourth Quarter	48.36	35.73
2022
First Quarter	44.42	28.57
Second Quarter	36.51	20.46
Third Quarter	33.13	20.65
Fourth Quarter	31.57	24.40
2023
First Quarter	36.83	25.36
Second Quarter	44.42	29.59
Third Quarter	49.46	42.11
Fourth Quarter	63.28	40.62
2024
December 2024	Page 26

PLUS Based on the Performance of a Basket of Eight Equity Securities due April 2, 2026

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

First Quarter	81.39	57.58
Second Quarter	77.16	63.52
Third Quarter	77.44	58.48
Fourth Quarter (through December 30, 2024)	86.34	59.93

* The UBER underlier commenced trading on May 10, 2019 and therefore has limited historical performance.

Common Stock of Uber Technologies, Inc. – Historical Closing Values May 10, 2019 to December 30, 2024

December 2024	Page 27

PLUS Based on the Performance of a Basket of Eight Equity Securities due April 2, 2026

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information about the PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Minimum ticketing size:	$1,000 / 1 PLUS
Trustee:	The Bank of New York Mellon
Calculation agent:	RBCCM
Use of proceeds and hedging:	The net proceeds from the sale of the PLUS will be used as described under “Use of Proceeds” in the accompanying prospectus supplement and prospectus and to hedge market risks of Royal Bank of Canada associated with its obligation to make the payment at maturity on the PLUS. The initial public offering price of the PLUS includes the underwriting discount and commission and the estimated cost of hedging our obligations under the PLUS.

United States Federal Income Tax Considerations

You should review carefully the section in the accompanying product supplement entitled “United States Federal Income Tax Considerations.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the PLUS.

Generally, this discussion assumes that you purchased the PLUS for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to the basket underliers. You should consult your tax adviser regarding the effect any such circumstances may have on the U.S. federal income tax consequences of your ownership of a PLUS.

In the opinion of our counsel, it is reasonable to treat the PLUS for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying product supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. A different tax treatment could be adverse to you. Generally, (i) you should not recognize taxable income or loss prior to the taxable disposition of your PLUS (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your PLUS should be treated as short-term capital gain or loss unless you have held the PLUS for more than one year, in which case your gain or loss should be treated as long-term capital gain or loss.

We do not plan to request a ruling from the IRS regarding the treatment of the PLUS. An alternative characterization of the PLUS could materially and adversely affect the tax consequences of ownership and disposition of the PLUS, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect.

Non-U.S. Holders. As discussed under “United States Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain determinations made by us, our counsel is of the opinion that Section 871(m) should not apply to the PLUS with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

December 2024	Page 28

PLUS Based on the Performance of a Basket of Eight Equity Securities due April 2, 2026

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Canadian Federal Income Tax Consequences

You should read carefully the description of material Canadian federal income tax considerations relevant to a Non-resident Holder owning debt securities under “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product supplement.

Supplemental Plan of Distribution (Conflicts of Interest)

Pursuant to the terms of a distribution agreement, RBCCM, an affiliate of Royal Bank of Canada, will purchase the PLUS from Royal Bank of Canada for distribution to MSWM. RBCCM will act as agent for the PLUS and will receive the fee specified on the front cover of this document and will pay to MSWM a fixed sales commission for each of the PLUS they sell as specified on the front cover of this document. Of the fee received by RBCCM, RBCCM will pay MSWM a structuring fee for each PLUS as specified on the front cover of this document. The costs included in the original issue price of the PLUS will include a fee paid by RBCCM to LFT Securities, LLC, an entity in which an affiliate of MSWM has an ownership interest, for providing certain electronic platform services with respect to this offering.

MSWM may reclaim selling concessions allowed to individual brokers within MSWM in connection with the offering if, within 30 days of the offering, Royal Bank of Canada repurchases the PLUS distributed by such brokers.

The value of the PLUS shown on your account statement may be based on RBCCM’s estimate of the value of the PLUS if RBCCM or another of our affiliates were to make a market in the PLUS (which it is not obligated to do). That estimate will be based on the price that RBCCM may pay for the PLUS in light of then-prevailing market conditions, our creditworthiness and transaction costs. For an initial period of approximately seven months after the original issue date, the value of the PLUS that may be shown on your account statement is expected to be higher than RBCCM’s estimated value of the PLUS at that time. This is because the estimated value of the PLUS will not include the agent’s commission and our hedging costs and profits; however, the value of the PLUS shown on your account statement during that period is initially expected to be a higher amount, reflecting the addition of the agent’s commission and our estimated costs and profits from hedging the PLUS. This excess is expected to decrease over time until the end of this period, and we reserve the right to shorten this period. After this period, if RBCCM repurchases your PLUS, it expects to do so at prices that reflect its estimated value.

RBCCM or another of its affiliates or agents may use this document in market-making transactions after the initial sale of the PLUS, but is under no obligation to do so and may discontinue any market-making activities at any time without notice. Unless RBCCM or its agent informs the purchaser otherwise in the confirmation of sale, this document is being used in a market-making transaction.

For additional information about the settlement cycle of the PLUS, see “Plan of Distribution” in the accompanying prospectus. For additional information as to the relationship between us and RBCCM, see the section “Plan of Distribution—Conflicts of Interest” in the accompanying prospectus.

Structuring the PLUS

The PLUS are our debt securities. As is the case for all of our debt securities, including our structured notes, the economic terms of the PLUS reflect our actual or perceived creditworthiness. In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under structured notes at a rate that is lower than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity. The lower internal funding rate, the agent’s commission and the hedging-related costs relating to the PLUS reduce the economic terms of the PLUS to you and result in the initial estimated value for the PLUS being less than their public offering price. Unlike the initial estimated value, any value of the PLUS determined for purposes of a secondary market transaction may be based on a second market rate, which may result in a lower value for the PLUS than if our initial internal funding rate were used.

In order to satisfy our payment obligations under the PLUS, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with RBCCM and/or one of our other subsidiaries. The terms of these hedging arrangements take into account a number of factors, including our creditworthiness, interest rate movements, volatility and the tenor of the PLUS. The economic terms of the PLUS and the initial estimated value depend in part on the terms of these hedging arrangements.

December 2024	Page 29

PLUS Based on the Performance of a Basket of Eight Equity Securities due April 2, 2026

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

See “Risk Factors—Risks Relating to the Initial Estimated Value of the PLUS and the Secondary Market for the PLUS—The initial estimated value of the PLUS is less than the public offering price” above.

Validity of the PLUS

In the opinion of Norton Rose Fulbright Canada LLP, as Canadian counsel to the Bank, the issue and sale of the PLUS has been duly authorized by all necessary corporate action of the Bank in conformity with the indenture, and when the PLUS have been duly executed, authenticated and issued in accordance with the indenture and delivered against payment therefor, the PLUS will be validly issued and, to the extent validity of the PLUS is a matter governed by the laws of the Province of Ontario or Québec, or the federal laws of Canada applicable therein, will be valid obligations of the Bank, subject to the following limitations: (i) the enforceability of the indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws of general application affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture is subject to general equitable principles, including the principle that the availability of equitable remedies, such as specific performance and injunction, may only be granted at the discretion of a court of competent jurisdiction; (iii) under applicable limitations statutes generally, including that the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under such applicable limitations statutes; (iv) rights to indemnity and contribution under the PLUS or the indenture which may be limited by applicable law; and (v) courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada and such judgment may be based on a rate of exchange in existence on a day other than the day of payment, as prescribed by the Currency Act (Canada). This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and Québec and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the opinion letter of such counsel dated December 20, 2023, which has been filed as Exhibit 5.3 to the Bank’s Form 6-K filed with the SEC dated December 20, 2023.

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Bank, when the PLUS offered by this pricing supplement have been issued by the Bank pursuant to the indenture, the trustee has made, in accordance with the indenture, the appropriate notation to the master note evidencing such PLUS (the “master note”), and such PLUS have been delivered against payment as contemplated herein, such PLUS will be valid and binding obligations of the Bank, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law or (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as the foregoing opinion involves matters governed by the laws of the Provinces of Ontario and Québec and the federal laws of Canada, you have received, and we understand that you are relying upon, the opinion of Norton Rose Fulbright Canada LLP, Canadian counsel for the Bank, set forth above. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated May 16, 2024, which has been filed as an exhibit to the Bank’s Form 6-K filed with the SEC on May 16, 2024.

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